EXHIBIT 21.1
JDA Software Group, Inc.
List of Subsidiaries

Subsidiary	Jurisdiction of Incorporation	Doing Business as
JDA Software Group, Inc.	Delaware	Parent Company

JDA Software, Inc.	Arizona	JDA Software, Inc.

JDA Worldwide, Inc.	Arizona	JDA Worldwide, Inc. JDA Worldwide, Inc. — UK Branch

Iceberg Acquisition Corp.	Delaware	Iceberg Acquisition Corp.

JDA Software Services, Inc.	Delaware	JDA Software Services, Inc.

Manugistics Group, Inc.	Delaware	Manugistics Group, Inc.

Manugistics, Inc.	Delaware	Manugistics, Inc.

Manugistics Holdings Delaware, Inc.	Delaware	Manugistics Holdings Delaware, Inc.

Manugistics Holdings Delaware II, Inc.	Delaware	Manugistics Holdings Delaware II, Inc.

Manugistics Services, Inc.	Delaware	Manugistics Services, Inc.

Manugistics California, Inc.	California	Manugistics California, Inc.

JDA Software Australia Pty Ltd	Australia	JDA Software Australia Pty Ltd

Manugistics Australia PTY Limited	Australia	Manugistics Australia PTY Limited

STG Pacific (PTY) Limited	Australia	In liquidation

JDA Arthur Software Bermuda, Ltd.	Bermuda	Dormant

Manugistics Benelux	Belgium	In liquidation

JDA Solutions DO Brasil Ltda	Brazil	JDA Solutions DO Brasil Ltda

JDA Software Canada Ltd.	Canada	JDA Software Canada Ltd.

JDA Chile S.A.	Chile	JDA Chile S.A.

Manugistics Limited	United Kingdom	In liquidation Dubai Branch (in liquidation)

JDA International Limited	England & Wales	JDA International Limited

JDA Software France S.A.	France	JDA Software France S.A.

Manugistics Deutschland GmbH	Germany	In liquidation

JDA Software Hong Kong Limited	Hong Kong	In liquidation

JDA Hong Kong Limited	Hong Kong	JDA Hong Kong Limited

JDA Software India Private Limited	India	JDA Software India Private Limited

JDA Software Italy S.r.L.	Italy	JDA Software Italy S.r.L.

JDA Software Japan Co. Ltd.	Japan	JDA Software Japan Co. Ltd.

JDA Software Malaysia Sdn. Bhd.	Malaysia	JDA Software Malaysia Sdn. Bhd.

Manu Solutions Malaysia Sdn. Bhd.	Malaysia	In liquidation

JDA Software de Mexico, S.A. de C.V.	Mexico	JDA Software de Mexico, S.A. de C.V.

JDA Servicios Profesionales, S.A. de C.V.	Mexico	JDA Servicios Profesionales, S.A. de C.V.

Manugistics Mexico, S de R.L. de C.V.	Mexico	In liquidation

Subsidiary	Jurisdiction of Incorporation	Doing Business as
Manugistics Servicios Mexico S de R.L. de C.V.	Mexico	In liquidation

JDA Software Benelux B.V.	Netherlands	JDA Software Benelux B.V.

JDA Netherlands C.V.	Netherlands	JDA Netherlands C.V.

Stanley International Holding C.V.	Netherlands	Stanley International Holding C.V.

JDA Software Norway AS	Norway	JDA Software Norway AS

JDA Software Shanghai Co. Ltd.	Shanghai	JDA Software Shanghai Co. Ltd.

JDA Asia Pte. Ltd.	Singapore	In liquidation Shanghai Representative Office- In liquidation

JDA Software Asia Pte. Ltd.	Singapore	JDA Software Asia Pte. Ltd.

JDA Software South Africa (Proprietary) Limited	South Africa	Dormant

Scheduling Technology Group South Africa (PTY) Limited	South Africa	In liquidation

JDA Incorporated Software Solutions, S.A.	Spain	JDA Incorporated Software Solutions, S.A.

JDA Software Nordic AB	Sweden	JDA Software Nordic AB